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                                  Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated May 20, 1999, relating to the consolidated financial statements of Datalink.net appearing in the Annual Report on Form 10-KSB for the year ended March 31, 1999.




/S/ BDO Seidman, LLP

BDO Seidman, LLP
San Jose, California
April 19, 2000